LEASE SCHEDULE

LEASE SCHEDULE NO. 005                       Dated as of: MARCH 30, 2000
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UNDER MASTER LEASE AGREEMENT NO. 5002182     Dated   as  of:  JANUARY 18, 1999
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This Lease Schedule between Dana Commercial Credit Corporation ("Lessor") and
UNIVERSAL MONEY CENTERS, INC. ("Lessor") is executed pursuant to the Master Lease Agreement referenced above ("Master Lease"), the terms and conditions of which are incorporated herein by reference and shall be deemed a part of this Lease Schedule. The equipment described in Schedule A hereto ("the Equipment") is leased pursuant to the terms and conditions of this Lease Schedule and the Master Lease. This Lease Schedule shall be deemed a separate instrument of lease. Capitalized terms used without definition in this Lease Schedule shall have the meanings ascribed to them in the Master Lease.


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Equipment  Location:  Stated on  Schedule  A,  attached  hereto and incorporated herein.


Stipulated Loss Value: Stated on Exhibit 1, attached hereto and incorporated herein.


Acceptance Date: As stipulated on the Acceptance Certificate referring to this Lease Schedule to be separately executed by Lessee upon delivery and acceptance of the Equipment and acknowledged by Lessor.


Lease Term: Commences on the Acceptance Date and continues 60 months after the Basic Rent Commencement Date.


Basic Rent Commencement Date: 15th day of the month immediately following the Acceptance Date of the Lease Schedule.


Classification of Equipment:  5 year property.


Rent:  An amount equal to the sum of:

     (i) Interim Rent in an amount equal to 1/30th of the Basic Rent (defined below) multiplied by the number of days from and including the Acceptance Date to the Basic Rent Commencement Date, which amount shall be payable on the Basic Rent Commencement Date and


     (ii) 60 monthly rental payments each in the amount of $2,947.59 ("Rent") plus any applicable sales/use tax and other charges under the Master Lease and this Lease Schedule commencing on the Basic Rent Commencement date and on the 15th day of each month thereafter ("Rent Payment Date") for the entire Lease Term.


The parties agree that this lease is a "finance" lease as defined by Article 2A-103(g) of the Uniform Commercial Code. Lessee acknowledges that it has either
(a) received, reviewed and approved any written supply contract from the manufacturer or supplier ("Supplier") covering the Equipment purchased from Supplier by Lessor for lease to Lessee, or (b) been informed of the identity of the Supplier covering the Equipment, that it may have rights under the supply contract and that Lessee may contact Supplier for description of such rights.


This Lease Schedule will apply onto to Equipment accepted on or before APRIL 30, 2000.


    Dated as of March 30, 2000          By   execution   hereof,    the
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                                        signer  certifies  that  he/she
                                        has  read,  accepted  and  duly
                                        executed  this  Lease  Schedule
                                        to the  Master  Lease on behalf
                                        of Lessee.
    LESSOR:  Dana Commercial  Credit    LESSEE:    UNIVERSAL MONEY CENTERS, INC.
             Corporation



    By:/s/ Dana Commercial Credit       By:  /s/ David S. Bonsal
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       Title:                           Title: